Exhibit 10.1

                         LEASE AGREEMENT

     This lease agreement is entered into this 1st day of March, 1999, between RDR PROPERTIES, LC a Limited Liability Company organized and doing business in the State of Utah, hereinafter called Lessor (Landlord), and BRAINGARDEN, INC., a Utah Corporation hereinafter called Lessee (Renter).

                            WITNESSETH

     Lessor does hereby lease and rent unto Lessee, and Lessee does hereby take as tenant under Lessor, the building located at the Provo City Airport with the address being 1185 South Mike Jense Circle, Provo, UT 84601, County of Utah, State of Utah, to be used by Lessee as a Commercial office, Storage and Hangar from the date of this agreement for a term of two years. If at the end of the initial lease period, the parties do not execute a new lease, then this lease shall be automatically renewed for successive one year periods unless otherwise terminated. as provided herein.

     IN CONSIDERATION WHEREOF, and of the covenants hereinafter expressed, it is covenanted and agreed as follows:

     1. Lessee agrees to pay to Lessor, or Lessor's agent, in advance, at the office of lessor or said agent, located at 1185 S. Mike Jense Circle, Provo, UT 84601, on the first day of each month of said term, as rent for said premises, the sum of $8,002.20 per month which represents rent for 6,727 square feet of Commercial Office space @ 70 cents per square foot, and 686 square feet of Inside Storage space @ 55 cents per square foot. If the rent is not paid by the fifth day of the month, at five (5) PM, a late fee of 5% of the monthly payment shall be assessed.

     2. Lessee shall not permit any unlawful and immoral practice to be committed on the premises; nor shall he permit them to be used as a boarding or lodging house, for rooming or

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school purposes, nor for any purpose which will increase the insurance rate;
nor shall he permit to be kept or used on the premises inflammable fluids or explosives without the consent of Lessor; nor permit them to be used for any purpose which will injure the reputation of the building or which will disturb the tenants of the building or the inhabitants of the neighborhood.

     3. Lessee agrees to keep the property and yard in good repair, clean and well maintained. Lessee agrees to maintain renters insurance on the premises and further, agrees to hold Lessor harmless for any damage to any person from lessee's failure to keep the premises safe. Lessee shall name the Lessor an additional insured, and provide proof of insurance to the Lessor upon the signing of the agreement and to provide Notice to the Lessor upon the changing or cancellation of any relevant insurance policy.

     4. Lessee has examined the premises and is satisfied with the physical condition and its act of taking possession is conclusive evidence of receipt of them in good order and repair, and the Lessee agrees to keep said premises in a clean and satisfactory condition, and, upon termination of this tenancy, will leave said premises, equipment and furnishings in as good condition as when entered upon, except for reasonable wear and tear or damage by the elements or by fire; and in the event of damage or injury to said premises, except as otherwise provided herein, said Lessee shall pay for all such damages.

     5. Lessor agrees to pay all electric, power and light. Lessee shall pay all telephone charges and normal day to day cleaning and maintenance. If the Lessee leaves the premises in an unclean condition, Lessee agrees to pay for cleaning said premises at a reasonable rate.

     6. Deleted except for the following: Lessee shall not be responsible for normal wear and tear.[initials "BT" appear in margin]

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     7.   Lessee shall not have the right or power to sublet the premises or any part thereof, or to transfer or assign this lease without the written consent of Lessor.

     8. It is expressly agreed and understood by the Lessor and Lessee that the Lessor shall not be liable for any damage or injury by water which may be sustained by the Lessee or other person or for any damage or injury resulting from carelessness, negligence or improper conduct on the part of any other tenant or agents or employees.

     9. Should Lessee fail to pay the rent, or any part thereof, as the same becomes due, or violate any other term or condition of this lease, Lessor shall then have the right, at his option, to re-enter the leased premises and terminate the lease; such re-entry shall not bar the right of recovery of rent or damage for breach of covenants, nor shall the receipt of rent after conditions broken be deemed a waiver of forfeiture.

     10. Should the Lessor be compelled to commence or sustain an action at law to collect said rents or part thereof, or for damages, or to dispossess the Lessee or to recover possession of said premises, the Lessee shall pay all damages and costs in connection therewith, including reasonable attorneys fees and treble damages allowed by law.

     11. It is mutually understood and agreed that the Lessor and his agents shall have access to the leased premises at all reasonable times to inspect and protect the same, to show the same to a prospective purchaser, tenant or mortgagee, and to make any repairs thereto.

     12. Lessee agrees not to keep or maintain a dog, cat or any other animal or pet on the leased premises without the prior written consent of the Lessor. Violation of this shall be grounds for immediate termination of this lease.

     13. Lessee shall comply with all the reasonable rules and regulations now in force by Lessor, and posted in or about the premises, or otherwise brought to the notice of Lessee, both in regard to the building as a whole and as to the premises herein leased.

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     14.   In the event the leased premises are furnished with furniture of the Lessor an inventory of the furniture shall be attached hereto and made a part hereof, and it is hereby agreed that all furnishings are received in good condition, unless otherwise expressly stated, and the Lessee further agrees to return the same at the expiration hereof in like condition, reasonable wear and tear excepted.

     15. It is expressly stipulated that there are no terms of this agreement different from any of the preceding numbered paragraphs or in addition thereto, except the following:
______________________________________________________________________________

______________________________________________________________________________

____________________________________________________________________________ .

     16. All covenants and representations herein are binding upon and inure to the benefit of the heirs, executors, administrators and assigns of Lessor and Lessee.

     IN WITNESS WHEREOF the parties hereto have hereunto set their signatures and seals, the day and year first above written.

/s/ Bill Turnbull                          /s/ Mark Comer
____________________________________    ____________________________________
(Lessee)                                 (Lessor)

____________________________________     ___________________________________
(Lessee)                                 (Lessor)

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